Exhibit 99.1

Turning Point Brands Announces Second Quarter 2025 Results

●	Net Sales for Q2 2025 increased 25.1% year-over-year to $116.6 million
●	Modern Oral Net Sales for Q2 2025 increased 651% (or nearly 8x) year-over-year to $30.1 million, and now accounts for 26% of total Net Sales
●	Q2 2025 Adjusted EBITDA of $30.5 million, up 14.8% over prior year
●	Company increasing 2025 Adjusted EBITDA guidance to $110.0 – 114.0 million (from $108.0 – 113.0 million)
●	Company increasing full-year consolidated Modern Oral sales guidance to $100.0 – 110.0 million (from $80.0 – 95.0 million)

LOUISVILLE, KY – Aug 6, 2025 – Turning Point Brands, Inc. (“TPB” or “the Company”) (NYSE: TPB), a manufacturer, marketer and distributor of branded consumer products, including alternative smoking accessories and consumables with active ingredients, today announced financial results for the second quarter ended June 30, 2025.

Q2 2025 vs. Q2 2024

●	Total consolidated Net Sales increased 25.1% to $116.6 million
o	Stoker’s segment Net Sales increased 62.9%
o	Zig-Zag segment Net Sales decreased 6.9%
●	Gross Profit increased 32.2% to $66.6 million
●	Net Income increased 11.3% to $14.5 million
●	Adjusted EBITDA increased 14.8% to $30.5 million (see Schedule A for a reconciliation to net income)
●	Adjusted Net Income increased 4.5% to $18.0 million (see Schedule B for a reconciliation to net income)
●	Diluted EPS of $0.79 and Adjusted Diluted EPS of $0.98 compared to $0.68 and $0.89, respectively, in the same period one year ago (see Schedule B for a reconciliation to Diluted EPS)

Graham Purdy, President and CEO, commented, “Our consolidated second quarter results were better than expected. Modern Oral sales were $30.1 million, increasing by 35% versus prior quarter and up 651% against the prior year. Stoker’s MST and looseleaf showed modest gains with Zig-Zag flat sequentially.”

Stoker’s Products Segment (60% of total net sales in the quarter)

For the second quarter, Stoker’s segment net sales increased 62.9% from the prior year to $69.6 million, driven by strong growth in Modern Oral sales, mid-single-digit growth in MST offset by low single-digit declines in looseleaf. For the second quarter, total Stoker’s Products segment volume increased 48.3%, while price / product mix increased 14.5%.

Stoker’s segment gross profit increased 85.0% from the prior year, and 27.8% sequentially from Q1 2025 to $43.5 million. Gross margin increased 750 basis points from the prior year and 500 basis points sequentially to 62.5%.

Zig-Zag Products Segment (40% of total net sales in the quarter)

For the second quarter, Zig-Zag segment net sales decreased 6.9% to $47.0 million against prior year, but close to flat sequentially.

Zig-Zag segment gross profit decreased 14.0% to $23.1 million. Gross margin decreased 410 basis points to 49.1% driven by product mix.

Performance Measures in the Second Quarter

Second quarter 2025 consolidated selling, general and administrative (“SG&A”) expenses were $40.3 million compared to $29.2 million in the second quarter of 2024 primarily driven by white pouch-related SG&A that was not in the prior year period, as well as increased outbound freight and sales and marketing investments.

Second quarter SG&A included the following notable items:

●	$1.7 million of FDA PMTA-related expenses for Modern Oral products compared to $1.0 million in the prior year period; and
●	$0.6 million of transaction-related costs compared to $0.1 million in the prior year period.
●	$0.8 million of non-recurring freight costs compared to $0.0 million in the prior year period.
●	$0.5 million of non-recurring legal costs in connection with litigation related to an insurance claim compared to $0.0 million in the prior year period.

Total gross debt as of June 30, 2025 was $300.0 million. Net debt (total gross debt less unrestricted cash) as of June 30, 2025 was $190.1 million. The Company ended the quarter with total liquidity of $176.4 million, comprised of $109.9 million in cash and $66.5 million of availability under its asset backed revolving credit facility.

2025 Outlook

The Company is increasing full-year 2025 projected Modern Oral sales to $100.0 – 110.0 million (from $80.0 – 95.0 million).

The Company is increasing full-year 2025 Adjusted EBITDA guidance to $110.0 – 114.0 million (from $108.0 – 113.0 million).

Earnings Conference Call

As previously disclosed, a conference call with the investment community to review TPB’s financial results has been scheduled for 9:30 a.m. Eastern on Wednesday, August 6, 2025. Investment community participants should dial in 10 minutes ahead of time using the toll-free number (800) 715-9871 (international participants should call (646) 307-1963) and follow the audio prompts after typing in the event ID: 6640134. A live listen-only webcast of the call will be available on the Events and Presentations section of the investor relations portion of the Company website (www.turningpointbrands.com). A replay of the webcast will be available on the site two hours following the call.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles in the United States (GAAP), this press release includes certain non-GAAP financial measures including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Adjusted Operating Income (Loss). A reconciliation of these non-GAAP financial measures accompanies this release.

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

About Turning Point Brands, Inc.

Turning Point Brands (NYSE: TPB) is a manufacturer, marketer and distributor of branded consumer products including smoking accessories and consumables with active ingredients through its Zig-Zag®, Stoker’s®, FRE ®, and Alp Pouch ® brands. TPB’s products are available in more than 220,000 retail outlets in North America, and on sites such as www.zigzag.com. For the latest news and information about TPB and its brands, please visit www.turningpointbrands.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intend," "plan" and "will" or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by TPB in this press release, its reports filed with the Securities and Exchange Commission (the “SEC”) and other public statements made from time-to-time speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for TPB to predict or identify all such events or how they may affect it. TPB has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include, but are not limited to, those included in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by the Company with the SEC. These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

This press release contains TPB’s preliminary determinations and current expectations, and such information is inherently uncertain. The preliminary estimates provided herein have been prepared by, and are the responsibility of, management and are subject to completion of TPB's customary quarter-end closing and review procedures and third-party review. As a result, TPB's reported information in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 may differ from this information, and any such differences may be material. In addition, the information furnished above does not include all of the information regarding TPB's financial condition and results of operations for the quarter ending June 30, 2025 that may be important to readers. As a result, readers are cautioned not to place undue reliance on the information furnished in this press release and should view this information in the context of TPB's full second quarter 2025 results when such results are disclosed by TPB in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2025

Investor Contacts

Turning Point Brands, Inc.

ir@tpbi.com

Financial Statements Follow on Subsequent Pages

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.

Consolidated Statements of Income

(dollars in thousands except share data)

(unaudited)

	Three Months Ended June 30,
	2025	2024

Net sales	$116,634	$93,225
Cost of sales	50,011	42,827
Gross profit	66,623	50,398
Selling, general, and administrative expenses	40,296	29,200
Other operating income	-	(1,674)
Operating income	26,327	22,872
Interest expense, net	5,140	3,042
Investment (gain) loss	(17)	2,439
Income from continuing operations before income taxes	21,204	17,391
Income tax expense	4,244	4,430
Income from continuing operations	16,960	12,961
Loss from discontinued operations, net of tax	-	(41)
Consolidated net income	16,960	12,920
Net income (loss) attributable to non-controlling interest	2,480	(87)
Net income attributable to Turning Point Brands, Inc.	$14,480	$13,007

Basic income per common share:
Continuing operations	$0.81	$0.74
Discontinued operations	-	-
Net income attributable to Turning Point Brands, Inc.	$0.81	$0.74
Diluted income per common share:
Continuing operations	$0.79	$0.68
Discontinued operations	-	-
Net income attributable to Turning Point Brands, Inc.	$0.79	$0.68
Weighted average common shares outstanding:
Basic	17,920,567	17,656,732
Diluted	18,321,913	20,156,854

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.

Consolidated Balance Sheets

(dollars in thousands except share data)

	(unaudited)
	June 30,	December 31,
	2025	2024
ASSETS
Current assets:
Cash	$109,925	$46,158
Accounts receivable, net of allowances of $157 in 2025 and $66 in 2024	30,056	9,624
Inventories, net	105,009	96,253
Current assets held for sale	-	11,470
Other current assets	40,227	34,700
Total current assets	285,217	198,205
Property, plant, and equipment, net	30,982	26,337
Deferred tax assets, net	-	995
Right of use assets	10,577	11,610
Deferred financing costs, net	1,501	1,823
Goodwill	136,104	135,932
Other intangible assets, net	64,650	65,254
Master Settlement Agreement (MSA) escrow deposits	29,574	28,676
Noncurrent assets held for sale	-	3,859
Other assets	37,183	20,662
Total assets	$595,788	$493,353

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$26,169	$11,675
Accrued liabilities	41,340	31,096
Current liabilities held for sale	-	2,049
Total current liabilities	67,509	44,820
Deferred tax liabilities, net	1,974	-
Notes payable and long-term debt	293,138	248,604
Lease liabilities	8,344	9,549
Total liabilities	$370,965	$302,973

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.01 par value; authorized shares 40,000,000; issued and outstanding shares -0-	-	-
Common stock, voting, $0.01 par value; authorized shares, 190,000,000; 20,492,267 issued shares and 18,020,862 outstanding shares at June 30, 2025, and 20,200,886 issued shares and 17,729,481 outstanding shares at December 31, 2024	205	202
Common stock, nonvoting, $0.01 par value; authorized shares, 10,000,000; issued and outstanding shares -0-	-	-
Additional paid-in capital	130,245	126,662
Cost of repurchased common stock (2,471,405 shares at June 30, 2025 and December 31, 2024)	(83,144)	(83,144)
Accumulated other comprehensive loss	(2,010)	(2,903)
Accumulated earnings	173,280	147,164
Non-controlling interest	6,247	2,399
Total stockholders' equity	224,823	190,380
Total liabilities and stockholders' equity	$595,788	$493,353

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Consolidated net income	$32,751	$25,099
Loss from discontinued operations, net of tax	-	43
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on extinguishment of debt	1,235	-
Loss on sale of property, plant, and equipment	45	7
Loss on investments	194	2,722
Depreciation and other amortization expense	2,893	1,743
Amortization of other intangible assets	612	610
Amortization of deferred financing costs	872	1,393
Deferred income tax expense	2,716	363
Stock compensation expense	3,292	3,951
Noncash lease income	(728)	(85)
Loss on MSA investments	-	6
Changes in operating assets and liabilities:
Accounts receivable	(20,504)	(2,563)
Inventories	(8,604)	(5,145)
Other current assets	(5,486)	3,088
Other assets	(4,087)	(279)
Accounts payable	14,187	3,154
Accrued liabilities and other	9,842	(3,033)
Operating cash flows from continuing operations	29,230	31,074
Operating cash flows from discontinued operations	-	5,003
Net cash provided by operating activities	$29,230	$36,077

Cash flows from investing activities:
Capital expenditures	$(6,176)	$(2,858)
Proceeds on the sale of property, plant and equipment	-	2
Payment for equity investments	(2,783)	-
Purchases of investments	(4,079)	(7,934)
Proceeds from sale of investments	4,460	3,314
Purchases of non-marketable equity investments	-	(500)
MSA escrow deposits, net	(48)	4
Investing cash flows from continuing operations	(8,626)	(7,972)
Investing cash flows from discontinued operations	-	-
Net cash used in investing activities	$(8,626)	$(7,972)

Cash flows from financing activities:
Redemption of 2026 Notes	$(250,000)	$-
Proceeds from 2032 Notes	300,000	-
Payment of dividends	(2,731)	(2,407)
Payment of financing costs	(7,251)	(133)
Exercise of options	4,921	900
Redemption of options	(33)	(4)
Redemption of restricted stock units	(1,970)	(840)
Redemption of performance based restricted stock units	(2,624)	(1,212)
Common stock repurchased	-	(3,051)
Financing cash flows from continuing operations	40,312	(6,747)
Financing cash flows from discontinued operations	-	-
Net cash provided by (used in) financing activities	$40,312	$(6,747)

Net increase in cash	$60,916	$21,358
Effect of foreign currency translation on cash	$20	$(76)

Cash, beginning of period:
Unrestricted	$48,941	$117,886
Restricted	1,961	4,929
Total cash at beginning of period	$50,902	$122,815

Cash, end of period:
Unrestricted	$109,925	$142,159
Restricted	1,913	1,938
Total cash at end of period	$111,838	$144,097

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, we use non-U.S. GAAP financial measures, including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Adjusted Operating Income . We believe Adjusted EBITDA provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Adjusted Operating Income are used by management to compare our performance to that of prior periods for trend analyses and planning purposes and are presented to our board of directors. We believe that EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Adjusted Operating Income are appropriate measures of operating performance because they eliminate the impact of expenses that do not relate to business performance.

We define “EBITDA” as net income before interest expense, gain (loss) on extinguishment of debt, income tax expense, depreciation, amortization. We define “Adjusted EBITDA” as net income before interest expense, gain (loss) on extinguishment of debt, income tax expense, depreciation, amortization, other non-cash items and other items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Net Income” as net income excluding items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Diluted EPS” as diluted earnings per share excluding items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Operating Income” as operating income excluding other non-cash items and other items that we do not consider ordinary course in our evaluation of ongoing operating performance.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. EBITDA, Adjusted Net Income, Adjusted EBITDA, Adjusted Diluted EPS, and Adjusted Operating Income exclude significant expenses that are required by U.S. GAAP to be recorded in our financial statements and is subject to inherent limitations. In addition, other companies in our industry may calculate this non-U.S. GAAP measure differently than we do or may not calculate it at all, limiting its usefulness as a comparative measure.

In accordance with SEC rules, we have provided, in the supplemental information attached, a reconciliation of the non-GAAP measures to the next directly comparable GAAP measures.

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule A

Turning Point Brands, Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(dollars in thousands)
(unaudited)

	Three Months Ended
	June 30,
	2025	2024
Net income attributable to Turning Point Brands, Inc.	$14,480	$13,007
Add:
Interest expense, net	5,140	3,042
Income tax expense	4,244	4,430
Depreciation expense	842	814
Amortization expense	1,048	456
EBITDA	$25,754	$21,749
Components of Adjusted EBITDA
Corporate restructuring (a)	-	283
ERP/CRM (b)	-	489
Stock based compensation (c)	1,628	1,889
Transactional expenses and strategic initiatives (d)	569	97
Non - recurring freight (e)	837	-
Non - recurring legal (f)	504	-
FDA PMTA (g)	1,651	997
Mark-to-market gain on Canadian inter-company note (h)	(665)	-
Non-cash asset impairment (i)	908	2,722
Gain on investment (j)	(714)	-
FET refund (k)	-	(1,674)
Adjusted EBITDA	$30,472	$26,552

(a)	Represents costs associated with corporate restructuring, including severance and early retirement.
(b)	Represents cost associated with scoping and mobilization of new ERP and CRM systems and cost of duplicative ERP licenses.
(c)	Represents non-cash stock options, restricted stock, PRSUs, etc.
(d)	Represents the fees incurred for transaction expenses.
(e)	Represents elevated non-recurring outbound freight costs due to ERP transition
(f)	Represents legal expenses incurred in connection with litigation related to an insurance claim.
(g)

Represents costs associated with applications related to FDA premarket tobacco product application (“PMTA”). The PMTA regime requires the Company to submit an application to the FDA to receive marketing authorization to continue to sell certain of its product lines with continued sales permitted during the pendency of the applications. The application is a onetime resource-intensive process for each covered product line; however, due to the nature of the implementation process for those product lines already in the market, applications can take multiple years to complete rather than the typical one-time submission. The Company currently has only two product lines currently subject to the PMTA process, having utilized other regulatory pathway options available for our other product lines. The Company does not expect to submit additional PMTA applications for any new product lines after the submission for the remaining two are complete.

(h)	Represents a mark-to-market gain attributable to foreign exchange fluctuation.
(i)	Represents impairment of investment assets.
(j)	Represents gain on investments
(k)	Represents a federal excise tax refund included in other operating income.

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule B

Turning Point Brands
Reconciliation of GAAP Net Income to Adjusted Net Income and Diluted EPS to Adjusted Diluted EPS
(dollars in thousands except share data)
(unaudited)

	Three Months Ended					Three Months Ended
	June 30, 2025					June 30, 2024
	Income from continuing operations before income taxes	Income tax expense (m)	Net income attributable to non-controlling interest	Net Income	Diluted EPS	Income from continuing operations before income taxes	Income tax expense (m)	Loss from discontinued operations, net of tax (n)	Net income attributable to non-controlling interest	Net Income	Diluted EPS
GAAP Net Income and Diluted EPS	$21,204	$4,244	$2,480	$14,480	$0.79	$17,391	$4,430	$41	$(87)	$13,007	$0.68
Loss on discontinued operations (a)	-	-	-	-	-	-	-	(41)	-	41	0.00
Corporate restructuring (b)	-	-	-	-	-	283	72	-	-	211	0.01
ERP/CRM (c)	-	-	-	-	-	489	125	-	-	364	0.02
Stock options, restricted stock, and incentives expense (d)	1,628	326	-	1,302	0.07	1,889	481	-	-	1,408	0.07
Transactional expenses and strategic initiatives (e)	569	114	-	455	0.02	97	25	-	-	72	0.00
Non - recurring freight (f)	837	168	-	669	0.04	-	-	-	-	-	-
Non - recurring legal (g)	504	101	-	403	0.02	-	-	-	-	-	-
FDA PMTA (h)	1,651	330	-	1,321	0.07	997	254	-	-	743	0.04
Mark-to-market gain on Canadian inter-company note (i)	(665)	(133)	-	(532)	(0.03)	-	-	-	-	-	-
Non-cash asset impairment (j)	908	182	-	726	0.04	2,722	693	-	-	2,029	0.10
Gain on investment (k)	(714)	(143)	-	(571)	(0.03)	-	-	-	-	-	-
Federal excise tax refund (l)	-	-	-	-	-	(1,674)	(426)	-	-	(1,248)	(0.06)
Tax benefit (m)	-	265	-	(265)	(0.01)	-	(578)	-	-	578	0.03
Adjusted Net Income and Adjusted Diluted EPS	$25,922	$5,454	$2,480	$17,988	$0.98	$22,194	$5,075	$-	$(87)	$17,206	$0.89

Totals may not foot due to rounding

(a)	Represents loss on discontinued operations.
(b)	Represents costs associated with corporate restructuring, including severance and early retirement.
(c)	Represents cost associated with scoping and mobilization of new ERP and CRM systems and cost of duplicative ERP licenses.
(d)	Represents non-cash stock options, restricted stock, PRSUs, etc.
(e)	Represents the fees incurred for transaction expenses.
(f)	Represents elevated non-recurring outbound freight costs due to ERP transition
(g)	Represents legal expenses incurred in connection with litigation related to an insurance claim.
(h)

Represents costs associated with applications related to FDA premarket tobacco product application ("PMTA").  The PMTA regime requires the Company to submit an application to the FDA to receive marketing authorization to continue to sell certain of its product lines with continued sales permitted during the pendency of the applications. The application is a onetime resource-intensive process for each covered product line; however, due to the nature of the implementation process for those product lines already in the market, applications can take multiple years to complete rather than the typical one-time submission. The Company currently has only two product lines currently subject to the PMTA process, having utilized other regulatory pathway options available for our other product lines. The Company does not expect to submit additional PMTA applications for any new product lines after the submission for the remaining two are complete.

(i)	Represents adjustment from quarterly tax rate to quarterly projected tax rate of 21% in 2025 and 23% in 2024.
(j)	Represents impairment of investment assets.
(k)	Represents gain on investments.
(l)	Represents a federal excise tax refund included in other operating income.
(m)	Income tax expense calculated using the effective tax rate for the quarter of 20.0% in 2025 and 25.5% in 2024.
(n)	Tax allocation for discontinued operations excluded from adjusted net income.

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule C

Turning Point Brands, Inc.
Reconciliation of GAAP Operating Income to Adjusted Operating Income
(dollars in thousands)
(unaudited)

	Consolidated		Zig-Zag Products		Stoker's Products
	2nd Quarter	2nd Quarter	2nd Quarter	2nd Quarter	2nd Quarter	2nd Quarter
	2025	2024	2025	2024	2025	2024

Net sales	$116,634	$93,225	$47,018	$50,482	$69,616	$42,743

Gross profit	$66,623	$50,398	$23,099	$26,873	$43,524	$23,525

Operating income	$26,327	$22,872	$14,741	$18,260	$30,079	$17,862
Adjustments:
Corporate restructuring	-	283	-	-	-	-
ERP/CRM	-	489	-	-	-	-
Transactional expenses and strategic initiatives	569	97	-	-	-	-
Non - recurring freight	837	-	92	-	745	-
Non - recurring legal	504	-	-	-	-	-
FDA PMTA	1,651	997	-	-	-	-
Mark-to-market gain on Canadian inter-company note	(665)	-	-	-	-	-
Federal excise tax refund	-	(1,674)	-	(1,674)	-	-
Adjusted operating income	$29,223	$23,064	$14,833	$16,586	$30,824	$17,862

Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238